Exhibit 5.1

                        , 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re:
  Tri-S Security Corporation
  Registration Statement on Form S-1
  Registration No. 333-119737

Ladies and Gentlemen:

        We have acted as counsel to Tri-S Security Corporation, a Georgia corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (No. 333-119737), as may be amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance and sale in an underwritten public offering of (i) up to 1,800,000 units (the "Company Units"), with each unit each consisting of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (the "Warrant"); (ii) up to an additional 270,000 units which may be sold by the Company pursuant to the exercise by the underwriters of an over-allotment option (the "Over-Allotment Units" and, together with the Company Units, the "Units"); and (iii) options to the underwriters to purchase 180,000 units (the "Underwriter Options"). The Units and the Underwriter Options are to be issued and sold pursuant to the terms of an underwriting agreement (the "Underwriting Agreement"), which is an exhibit to the Registration Statement, between the Company and the underwriters named therein.

        The opinion hereinafter set forth is given pursuant to Item 16 of Form S-1 and Item 601 of Regulation S-K. Such opinion is given solely for the benefit of the Commission and may be relied upon only by the Commission in connection with the Registration Statement and may not be used, circulated, quoted or referred to by or filed with any other person or entity, including any other governmental unit or agency, without first obtaining the express written consent of this firm.

        In giving the opinion hereinafter set forth, we have examined and relied upon, among other things: (i) the Registration Statement; (ii) the Company's Amended and Restated Articles of Incorporation; (iii) the Company's Amended and Restated Bylaws; and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such other agreements, documents, instruments and records as we have deemed necessary or appropriate under the circumstances for us to express the opinion hereinafter set forth. As to various factual matters that are material to our opinion, we have relied upon certificates of officers of the Company and certificates and orders of various public officials. In making the foregoing examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority of the person or persons who executed each of such documents on behalf of any person or entity other than the Company, the correctness and accuracy of all certificates of officers of the Company and the correctness and accuracy of all certificates and orders of various public officials. We have also made such investigations of law as we have deemed appropriate.

        In giving the opinion hereinafter set forth, we have also assumed the happening of the following events: (i) the continued effectiveness of the Registration Statement; (ii) the due execution by the Company and the registration by its registrar of the Company Units and, to the extent the underwriters exercise their over-allotment options, the Over-Allotment Units; (iii) the offering and sale of the Company Units, and, to the extent the underwriters exercise their over-allotment options, the Over Allotment Units, as contemplated by the Registration Statement and in accordance with the Underwriting Agreement; (iv) valid the exercise by the underwriters of the Underwriter Options and receipt by the Company of the exercise price therefor; and (v) the receipt by the Company of the consideration required for the Company Units and, to the extent the underwriters exercise their over-allotment options, the Over-Allotment Units, to be sold by the Company as contemplated by the Registration Statement and in accordance with the Underwriting Agreement.

        On the basis of the foregoing, we are of the opinion that the Units (including the shares of Common Stock and Warrants comprising the Units) and, as applicable, the shares of Common Stock and Warrants underlying the Underwriter Options, will be duly authorized, validly issued, fully paid and nonassessable.

        Our conclusions are limited to the matters expressly set forth as our "opinion" in the immediately preceding paragraph, and no opinion is implied or to be inferred beyond the matters expressly so stated. Such opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update such opinion subsequent to the date hereof or to advise the Commission of any matter arising subsequent to the date hereof that would cause us to modify, in whole or in part, such opinion.

        We hereby consent to (i) the filing of this opinion as an exhibit to the Registration Statement and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and (ii) the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      ROGERS & HARDIN